UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FOREMOST LITHIUM RESOURCE & TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500-700 West Georgia Street Vancouver, British Columbia Canada	V7Y 1B3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which to be registered
Common Shares, no par value Warrants to purchase Common Shares	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: File No. 333-266897

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A (File No. 001-41769) (the “Initial Form 8-A”) filed by Foremost Lithium Resource & Technology Ltd. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on August 2, 2023 in connection with the Registrant’s common shares, no par value (the “Common Shares”). The Initial Form 8-A is being amended hereby to include both Common Shares and warrants to purchase Common Shares (the “Common Share Purchase Warrants”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares and the Common Share Purchase Warrants of the Registrant under the sections entitled “Description of Share Capital”, “Financial Statements”, and “Material United States and Canadian Federal Income Tax Considerations”, in the prospectus included in the Registrant’s Registration Statement on Form F-1 (File No. 333-272028), as initially filed with the Securities and Exchange Commission on May 18, 2023, including exhibits, and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the United States Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 18, 2023	Foremost Lithium Resource & Technology Ltd.

	By:	/s/ Jason Barnard
Jason Barnard
President and Chief Executive Officer